UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2010

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Meeting”) of Astoria Financial Corporation (the “Company”) was held on May 19, 2010.  As of the record date, there were a total of 97,895,929 shares of common stock outstanding and entitled to vote at the Meeting.  At the Meeting 87,686,366 shares of common stock were represented in person or by proxy, therefore a quorum was present.  The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal is noted below.

Proposal 1 – Election of Directors

The following four directors were nominated to serve for three-year terms expiring at the annual meeting of shareholders to be held in 2013, or when their successors are otherwise duly elected and qualified.  The four directors having received the requisite vote of a plurality of the shares represented in person or by proxy and entitled to vote, as indicated below, were elected to serve as directors of the Company.

Directors	Votes For	Withheld	Broker Non-Votes
John R. Chrin	78,015,351	847,524	8,823,491
John J. Conefry, Jr.	73,051,129	5,811,746	8,823,491
Brian M. Leeney	78,011,224	851,651	8,823,491
Thomas V. Powderly	68,942,696	9,920,179	8,823,491

Proposal 2 – Approval of an amendment to the Astoria Financial Corporation 2007 Non- Employee Director Stock Plan

The shareholders were asked to approve an amendment to the Astoria Financial Corporation 2007 Non- Employee Director Stock Plan.  The amendment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,916,179	22,620,326	326,370	8,823,491

Proposal 3 – The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The shareholders were asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.  The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,425,764	4,108,324	152,278	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

Dated: May 19, 2010	By:	/s/ Peter J. Cunningham
Peter J. Cunningham
First Vice President and
Director of Investor Relations